UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 7, 2012 (May 17, 2012)

Princeton National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20050	36-3210283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

606 South Main Street Princeton, Illinois	61356
(Address of Principal Mr. Ogaard Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (815) 875-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2012, the Company held its annual meeting of stockholders. The results of the votes held at the meeting at which a quorum was present were as follows:

PROPOSAL #001 ELECTION OF DIRECTORS

***	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
BENEFICIAL	829,503	0	100,113	1,101,581
REGISTERED	279,436	0	68,394
TOTAL SHARES VOTED	1,108,939	0	168,507
% OF VOTED	86.80%		13.19%
% OF OUTSTANDING	33.19%		5.04%

PROPOSAL #001 ELECTION OF DIRECTORS INCLUDING DIRECTOR EXCEPTIONS

***	FOR	% VOTED FOR	WITHHELD	% VOTED WITHHELD
GRETTA E. BIEBER	936,401	73.30%	341,045	26.70%
GARY C. BRUCE	950,073	74.37%	327,373	25.63%
JOHN R. ERNAT	937,006	73.35%	340,440	26.65%
THOMAS D. OGAARD	1,066,470	83.48%	210,976	16.52%
TOTAL ALL DIRECTORS	3,889,950		1,219,834
DIRECTOR AVERAGE	972,487		304,958
% VOTED OF AVERAGE	76.13%		23.87%

PROPOSAL #002 APPROVE COMP. OF THE EXECUTIVES DISCLOSED IN THE PROXY STATEMENT

***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
BENEFICIAL	707,959	205,107	16,550	1,101,581
REGISTERED	205,540	91,558	50,732
TOTAL SHARES VOTED	913,499	296,665	67,282
% OF VOTED	71.50%	23.22%	5.26%
% OF OUTSTANDING	27.34%	8.87%	2.01%

PROPOSAL #003 RATIFY APPOINTMENT OF BKD. LLP.

***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
BENEFICIAL	1,859,199	168,230	3,768
REGISTERED	331,609	5,947	10,274
TOTAL SHARES VOTED	2,190,808	174,177	14,042
% OF VOTED	92.08%	7.32%	0.59%
% OF OUTSTANDING	65.57%	5.21%	0.42%

PROPOSAL #004 STOCKHOLDER PROPOSAL RELATING TO THE NOMINATION OF DIRECTORS

***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
BENEFICIAL	246,953	665,466	17,197	1,101,581
REGISTERED	150,367	174,752	22,711
TOTAL SHARES VOTED	397,320	840,218	39,908
% OF VOTED	31.10%	65.77%	3.12%
% OF OUTSTANDING	11.89%	25.14%	1.19%

PROPOSAL #005 IN THEIR DISCRETION, UPON OTHER MATTERS AS MAY COME BEFORE MEETING.

***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
BENEFICIAL	287,328	98,253	308,331	1,337,285
REGISTERED	136,788	24,850	125,271
TOTAL SHARES VOTED	424,116	123,103	433,602
% OF VOTED	43.24%	12.55%	44.20%
% OF OUTSTANDING	12.69%	3.68%	12.97%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PRINCETON NATIONAL BANCORP, INC.
(Registrant)

By:	/s/ Thomas D. Ogaard
Thomas D. Ogaard, President and
Chief Executive Officer

Dated: June 7, 2012